                              JOSEPH A. DON ANGELO
                          Certified Public Accountant
                         22 Jericho Turnpike, Suite 100
                            Mineola, New York 11501

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 24, 2005, relating to the financial statements and financial highlights which appear in the December 31,
2004 Annual Financial Report to the Shareholders of New Alternatives Fund, Inc,
which is incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlights" and
"Independent Registered Public Accounting Firm" in such Registration Statement.

                                            /S/_________________________________
                                               JOSEPH A. DON ANGELO, C.P.A.

Mineola, New York
February 24, 2005